SELIGMAN HIGH INCOME FUND SERIES

                           INSTRUMENT OF ESTABLISHMENT
                                 AND DESIGNATION
                       (Pursuant to Section 6.9(j) of the
                              Declaration of Trust)

                                 March 20, 2003

      The undersigned, being at least a majority of the Trustees of Seligman High Income Fund Series (the "Trust"), established pursuant to a Declaration of Trust dated as of July 25, 1984 and amended thereafter from time to time (the "Declaration") do hereby establish an additional class of Shares of Beneficial Interest of each of the Seligman High-Yield Bond Series of Shares of the Trust ("High-Yield Bond Series") and the Seligman U.S. Government Securities Series of Shares of the Trust ("U.S. Government Securities Series") as follows:

I.    High-Yield Bond Class R Shares.

      (a) The additional class of Shares of the High-Yield Bond Series is to be designated "Class R Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such shares being referred to as the "High-Yield Bond Class R Shares").

      (b) The High-Yield Bond Class R Shares are to enjoy all of the rights and preferences of a Class of Shares of the Trust as are contemplated by the Declaration, and otherwise to be entitled to all of the rights and privileges of Shares of the High-Yield Bond Series.

      (c) The authorized number of High-Yield Bond Class R Shares shall be unlimited.

      (d) All shares of the High-Yield Bond Series that are currently issued and outstanding shall continue to be designated "Class A Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such Shares being referred to as the "High-Yield Bond Class A Shares") or "Class B Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such Shares being referred to as the "High-Yield Bond Class B Shares") or "Class C Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such Shares being referred to as the "High-Yield Bond Class C Shares") or "Class D Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such Shares being referred to as the "High-Yield Bond Class D Shares") or "Class I Shares of the Seligman High-Yield Bond Series of Shares" (for purposes of this instrument such Shares being referred to as the "High-Yield Bond Class I Shares").

      (e) The assets belonging to each of the High-Yield Bond Class A Shares, High-Yield Bond Class B Shares, High-Yield Bond Class C Shares, High-Yield Bond Class D Shares, High-Yield Bond Class I Shares and High-Yield Bond Class R shares


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            shall be charged with the liabilities of the High-Yield Bond Series in respect of such Class, and all expenses, costs, charges, and reserves attributable to a Class. Any general liabilities, expenses, costs, charges or reserves of the High-Yield Bond Series that are not readily identifiable as belonging to any Class in particular shall be allocated and charged by the Trustees to the Classes in such manner and on such basis as the Trustees in their sole discretion may deem fair and equitable.

      (f) Upon liquidation or termination of the High-Yield Bond Series, shareholders of a Class shall be entitled to a pro rata share of the net assets of the High-Yield Bond Series attributable to such Class.

      (g) At such time as shall be permitted under the Investment Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the High-Yield Bond Series, as may be determined by the Trustees and disclosed in the then current prospectus of High-Yield Bond Series, shares of a particular Class may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law. The Trustees, in their sole discretion, may suspend any conversion rights if such opinion is no longer available.

      (h) High-Yield Bond Class R Shares shall vote together with all other Shares of the High-Yield Bond Series from time to time outstanding, except that the Trustees may provide that any Class of Shares shall vote separately as a Class, or together with one or more other Class of Shares including any future Class as to any matter when (i) required by law, rule or exemptive order, (ii) they determine that such matter affects only the interest of Shares of such Class or Classes or affects the interests of Shares of such Class or Classes in a manner different from that of the other Class or Classes or
            (iii) they otherwise determine that to do so is necessary or desirable and in the best interests of the Shareholders of such Class or Classes under the circumstances.

      (i) The net asset value of each Class of Shares of the High-Yield Bond Series shall be determined on such days and at such time or times as the Trustees shall determine. The method of determination of the net asset value of a Class shall be determined by the Trustees and shall be as set forth in the Prospectus.

      (j) The Trustees may from time to time distribute ratably among the shareholders of a Class of Shares of the High-Yield Bond Series such proportionate share of the net profits, surplus (including paid-in surplus), capital or assets held by the Trustees and attributable to such Class as they may deem proper.

II.   U.S. Government Securities Class R Shares.

      (a) The additional class of Shares of the U.S. Government Securities Series is to be designated "Class R Shares of the Seligman U.S. Government Securities Series of


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            Shares" (for purposes of this instrument such shares being referred to as the "U.S. Government Securities Class R Shares").

      (b) The U.S. Government Securities Class R Shares are to enjoy all of the rights and preferences of a Class of Shares of the Trust as are contemplated by the Declaration, and otherwise to be entitled to all of the rights and privileges of Shares of the U.S. Government Securities Series.

      (c) The authorized number of U.S. Government Securities Class R Shares shall be unlimited.

      (d) All shares of the U.S. Government Securities Series that are currently issued and outstanding shall continue to be designated "Class A Shares of the Seligman U.S. Government Securities Series of Shares" (for purposes of this instrument such Shares being referred to as the "U.S. Government Securities Class A Shares") or "Class B Shares of the Seligman U.S. Government Securities Series of Shares" (for purposes of this instrument such Shares being referred to as the "U.S. Government Securities Class B Shares") or "Class C Shares of the Seligman U.S. Government Securities Series of Shares" (for purposes of this instrument such Shares being referred to as the "U.S. Government Securities Class C Shares") or "Class D Shares of the Seligman U.S. Government Securities Series of Shares" (for purposes of this instrument such Shares being referred to as the "U.S. Government Securities Class D Shares").

      (e) The assets belonging to each of the U.S. Government Securities Class A Shares, U.S. Government Securities Class B Shares, U.S. Government Securities Class C Shares, U.S. Government Securities Class D Shares and U.S. Government Securities Class R Shares shall be charged with the liabilities of the U.S. Government Securities Series in respect of such Class, and all expenses, costs, charges, and reserves attributable to a Class. Any general liabilities, expenses, costs, charges or reserves of U.S. Government Securities Series that are not readily identifiable as belonging to any Class in particular shall be allocated and charged by the Trustees to the Classes in such manner and on such basis as the Trustees in their sole discretion may deem fair and equitable.

      (f) Upon liquidation or termination of the U.S. Government Securities Series, shareholders of a Class shall be entitled to a pro rata share of the net assets of the U.S. Government Securities Series attributable to such Class.

      (g) At such time as shall be permitted under the Investment Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the U.S. Government Securities Series, as may be determined by the Trustees and disclosed in the then current prospectus of U.S. Government Securities Series, shares of a particular Class may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law. The


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            Trustees, in their sole discretion, may suspend any conversion rights if such opinion is no longer available.

      (h) U.S. Government Securities Class R Shares shall vote together with all other Shares of the U.S. Government Securities Series from time to time outstanding, except that the Trustees may provide that any Class of Shares shall vote separately as a Class, or together with one or more other Class of Shares including any future Class as to any matter when (i) required by law, rule or exemptive order, (ii) they determine that such matter affects only the interest of Shares of such Class or Classes or affects the interests of Shares of such Class or Classes in a manner different from that of the other Class or Classes or (iii) they otherwise determine that to do so is necessary or desirable and in the best interests of the Shareholders of such Class or Classes under the circumstances.

      (i) The net asset value of each Class of Shares of the U.S. Government Securities Series shall be determined on such days and at such time or times as the Trustees shall determine. The method of determination of the net asset value of a Class shall be determined by the Trustees and shall be as set forth in the Prospectus.

      (j) The Trustees may from time to time distribute ratably among the shareholders of a Class of Shares of the U.S. Government Securities Series such proportionate share of the net profits, surplus (including paid-in surplus), capital or assets held by the Trustees and attributable to such Class as they may deem proper.

      This instrument shall be effective upon its execution by the majority of Trustees referred to above and shall have the status of, and shall be, an amendment to the Declaration.

      Capitalized terms not defined herein shall have the meanings attributed to them in the Declaration.


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         IN WITNESS WHEREOF, each of the undersigned Trustees has set his signature as of the date first above written.


/s/ William C Morris                       /s/ John R. Galvin
----------------------------------         -------------------------------------
William C. Morris, Chairman                John R. Galvin


/s/ Paul C. Guidone                        /s/ Alice S. Ilchman
----------------------------------         -------------------------------------
Paul C. Guidone                            Alice S. Ilchman


/s/ Frank A. McPherson                     /s/ John E. Merow
----------------------------------         -------------------------------------
Frank A. McPherson                         John E. Merow


/s/ Betsy S. Michel                        /s/ Leroy C. Richie
----------------------------------         -------------------------------------
Betsy S. Michel                            Leroy C. Richie


/s/ James Q. Riordan                       /s/ Robert L. Shafer
----------------------------------         -------------------------------------
James Q. Riordan                           Robert L. Shafer


/s/ James N. Whitson                       /s/ Brian T. Zino
----------------------------------         -------------------------------------
James N. Whitson                           Brian T. Zino


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